Exhibit 10.10

2nd AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This 2nd AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of February 5, 2002 and is entered into by and between BancTec, Inc. (“Borrower”), Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Loan and Security Agreement described below (“Agent”), and the Lenders which are signatories hereto.

WHEREAS, Agent, Lenders and Borrower are parties to a certain Loan and Security Agreement dated May 25, 2001 (as such agreement has from time to time been amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and suffiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

2.     Amendments.  Subject to the conditions set forth below, the Agreement is amended as follows:

Subsection 11.1 is amended by deleting the definition of  “Agent’s Account” in its entirety and inserting the following in lieu thereof:

“Agent’s Account” means that certain account of Agent, account number 50-263-200 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021001033, for the benefit of BancTec, Inc. or such other account as may be specified in writing by Agent as the “Agent’s Account”.

3.     Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or wavier of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BancTec, Inc.

By:	/s/Brian Stone
Title:	Brian Stone, Chief Financial Officer

HELLER FINANCIAL, INC., as Agent and Lender

By:	/s/ Linda Tuttle
Title:	Linda Tuttle, Sr. Vice President